Exhibit 99.2

Reconciliations

					Four
					Quarters Ended
	April 1,	July 1,	September 30,	December 30,	December 30,
	2004	2004	2004	2004	2004
	13 weeks	13 weeks	13 weeks	13 weeks	52 weeks

Reconciliation of Net Income to Total EBITDA and Net Cash Provided by Operating Activities
(dollars in millions)

Net income	$22.8	$7.4	$27.8	$32.8	$90.8
Interest expense, net	19.2	21.4	26.8	28.2	95.6
Provision for income taxes	15.1	6.1	19.5	24.0	64.7
Depreciation and amortization	43.2	43.3	44.3	43.8	174.6
Total EBITDA	100.3	78.2	118.4	128.8	425.7

EBITDA - Theatre group, net of inter-company eliminations	$89.7	$66.0	$102.3	$111.1	$369.1
EBITDA - Regal CineMedia	$10.6	$12.2	$16.1	$17.7	$56.6

Total EBITDA	100.3	78.2	118.4	128.8	425.7
Interest expense, net	(19.2)	(21.4)	(26.8)	(28.2)	(95.6)
Provision for income taxes	(15.1)	(6.1)	(19.5)	(24.0)	(64.7)
Deferred income taxes	0.1	0.7	2.4	4.2	7.4
Changes in operating assets and liabilities	(41.9)	12.6	(31.3)	97.2	36.6
Loss on debt extinguishment	—	76.0	0.1	—	76.1
Other items, net	1.4	(1.7)	1.5	0.7	1.9
Net cash provided by operating activities	$25.6	$138.3	$44.8	$178.7	$387.4

Reconciliation of Total EBITDA to Total Adjusted EBITDA
(dollars in millions)

Total EBITDA	$100.3	$78.2	$118.4	$128.8	$425.7
Loss (gain) on disposal and impairment of operating assets	(1.1)	(2.9)	0.1	2.5	(1.4)
Gain on lawsuit settlement	(8.2)	—	—	—	(8.2)
Merger and restructuring expenses and amortization of deferred stock compensation	1.8	1.6	1.5	1.5	6.4
Loss on debt extinguishment	—	76.0	0.1	—	76.1
Minority interest and other, net	4.5	3.0	—	(0.1)	7.4
Total Adjusted EBITDA (1)	$97.3	$155.9	$120.1	$132.7	$506.0

Adjusted EBITDA - Theatre group, net of inter-company eliminations	$86.6	$143.6	$103.8	$115.0	$449.0
Adjusted EBITDA - Regal CineMedia	$10.7	$12.3	$16.3	$17.7	$57.0

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(dollars in millions)

Net Cash provided by operating activities	$25.6	$138.3	$44.8	$178.7	$387.4
Capital expenditures	(17.7)	(28.3)	(34.8)	(43.5)	(124.3)
Proceeds from asset sales	24.6	9.5	12.2	5.0	51.3
Free cash flow (1)	$32.5	$119.5	$22.2	$140.2	$314.4

(1) Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, gain on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other, net) was approximately $506.0 million, or 20.5% of total revenues, for the year ended December 30, 2004.  We believe Total EBITDA, Total Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by Total EBITDA, Total Adjusted EBITDA and Free Cash Flow are available for management's discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2003 Annual Report on Form 10-K and the Company's 2004 Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during 2004.  Total EBITDA, Total Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.